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                                                                   EXHIBIT  23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

         (i) Registration Statement (Form S-3, No. 333-111679) of Psychiatric Solutions, Inc. and in the related Prospectus for the registration of 4,932,932 shares of common stock,

         (ii) Registration Statement (Form S-8, No. 333-100635) pertaining to the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel of Psychiatric Solutions, Inc.,

         (iii) Registration Statement (Form S-8, No. 333-94983) pertaining to the 1997 Equity Incentive Plan of PMR Corporation, and

         (iv) Registration Statement (Form S-8, No. 333-38419) pertaining to the 1997 Equity Incentive Plan, 1995 Warrant Grant and the 1996 Stock Option Grants of PMR Corporation;

         (v) Registration Statement (Form S-8, No. 333-118529) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan and the Amended and Restated Outside Directors' Non-Qualified Stock Option Plan;

of our reports dated March 10, 2005, with respect to the consolidated financial statements of Psychiatric Solutions, Inc. and Psychiatric Solutions, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Psychiatric Solutions, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                         /s/ Ernst & Young LLP

March 10, 2005
Nashville, Tennessee